Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cronos Group Inc.
We consent to the use of our reports dated February 28, 2023, with respect to the consolidated financial statements of Cronos Group Inc., and the effectiveness of internal control over financial reporting, incorporated by reference in the Registration Statements (No. 333-237528 and No. 333-226131) on Form S-8.
/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

February 28, 2023
Vaughan, Canada